UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 1, 2014

Financial Institutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-26481	16-0816610
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

220 Liberty Street, Warsaw, New York		14569
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-786-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On August 1, 2014, Financial Institutions, Inc. (the "Company"), completed its previously announced acquisition of Scott Danahy Naylon Co., Inc. ("SDN"), a full service insurance agency located in Amherst, New York. In connection with the closing of the acquisition, the Company issued a total of 235,912 shares of the Company’s common stock, par value $0.01 (the "Issuance"), to the two shareholders of SDN as partial consideration for the merger of SDN into a wholly owned subsidiary of the Company. The Issuance was completed in reliance upon the exemption from registration set forth in Section 4(a)(2) of the Securities Act of 1933 because the Issuance did not involve a public offering. The Company reached this conclusion based on the offering being limited to the two shareholders of SDN who are both accredited investors, financially sophisticated and were given access to information about the Company relevant to their potential investment in the Company. Additionally, the Issuance did not involve any form of general solicitation or general advertising and the two shareholders of SDN represented to the Company their intention to acquire the common stock for investment purposes and not with a view to, or in connection with, any distribution thereof.

Item 8.01 Other Events.

On August 1, 2014, the Company announced that it completed its acquisition of SDN. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 Press Release issued by Financial Institutions, Inc. on August 1, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Financial Institutions, Inc.

August 4, 2014	By:	/s/ Kevin B. Klotzbach

Name: Kevin B. Klotzbach
Title: Executive Vice President, Chief Financial Officer and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release issued by Financial Institutions, Inc. on August 1, 2014